UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

     On February 17, 2005, the Compensation Committee of Registrant’s Board of Directors approved bonus compensation with respect to the fiscal year ended December 31, 2004 for the Registrant’s named executive officers (as defined in Regulation S-K item 402(a)(3)) as follows:

Name and Title	Bonus Compensation

Donald H. Nikolaus, President and Chief Executive Officer	$570,500

Ralph G. Spontak, Senior Vice President, Chief Financial Officer and Secretary	135,000

Robert G. Shenk, Senior Vice President, Claims	86,000

Cyril J. Greenya, Senior Vice President, Commercial Underwriting	70,000

Daniel J. Wagner, Vice President and Treasurer	62,000

     The Compensation Committee of Registrant’s Board of Directors had previously approved in December 2004 the salaries for the fiscal year ending December 31, 2005 for the named executive officers as follows:

Name and Title	2005 Salary

Donald H. Nikolaus, President and Chief Executive Officer	$510,000

Ralph G. Spontak, Senior Vice President, Chief Financial Officer and Secretary	284,000

Robert G. Shenk, Senior Vice President, Claims	205,000

Cyril J. Greenya, Senior Vice President, Commercial Underwriting	146,000

Daniel J. Wagner, Vice President and Treasurer	145,000

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.
By:	/s/ Ralph G. Spontak
Ralph G. Spontak, Senior Vice
President and Chief Financial Officer

Date:   February 25, 2005